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                                                                     Exhibit 5.1



                                October 16, 1998



GK Intelligent Systems, Inc.
Marathon Oil Tower
5555 San Felipe, Suite 625
Houston, Texas 77056


     Re:  GK Intelligent Systems, Inc.
          Registration Statement on Form S-8

Gentlemen:

     We have represented GK Intelligent Systems, Inc., a Delaware corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") relating to the proposed issuance of up to 5,000,000 shares of the Company's common stock, par value $.001 per share ("Common Stock") upon exercise of options issued pursuant to the terms of the Company's 1995 Stock Option Plan and the resale of 460,000 shares of Common Stock issued pursuant to the following plans:

Tina Alexander Employment Agreement dated March 13, 1998
Renee Ethridge Employment Agreement dated March 13, 1998
Randall Habel Employment Agreement dated March 13, 1998
Cynthina Heinsohn Employment Agreement dated March 13, 1998
Rockne Horvath Employment Agreement dated March 13, 1998
Karl Perron Employment Agreement dated March 13, 1998

     The foregoing Employment Agreements and the Company's 1995 Stock Option Plan shall be collectively referred to as the "Plans."

     In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the Plans, the Certificate of Incorporation of the Company, the Bylaws of the Company, and resolutions of the Board of Directors of the Company.
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     We are of the opinion that the Shares will be, when issued pursuant to the
Plans, legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement.

                                     Very truly yours,

                                     BREWER & PRITCHARD

                                     [SIGNATURE OF BREWER & PRITCHARD, P.C.
                                      APPEARS HERE]